Exhibit 4.1

*Subject to the terms, conditions and restrictions printed on the back of this certificate and made a part hereof. *

ORGANIZED UNDER THE LAWS OF THE STATE OF TENNESSEE

CERTIFICATE NO.	CAPITAL UNITS

ETHANOL GRAIN PROCESSORS, LLC
Capital Units

THIS CERTIFIES THAT                                                                                                                               is the owner of                                  (                    ) Capital Units of Ethanol Grain Processors, LLC, transferable on the books of the Company in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers and sealed with the seal of the Company, as of the           day of                            , 20       .

Secretary

NO SEAL

President

For Value Received,              hereby sell, assign and transfer unto
Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                             , Attorney, to transfer the said Units on the books of the within named Company, with full power of substitution in the premises.

Dated                                               , 20

In presence of

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SUBSCRIPTION AGREEMENT.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS TO THEIR SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT AS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY AND AGREED TO BY EACH MEMBER OF THE COMPANY.  SAID RESTRICTIONS PROVIDE, AMONG OTHER THINGS, THAT NO VENDEE, TRANSFEREE, ASSIGNEE, OR ENDORSEE OF A MEMBER SHALL HAVE THE RIGHT TO BECOME A MEMBER WITHOUT THE CONSENT OF THE COMPANY’S BOARD OF GOVERNORS, WHICH CONSENT MAY BE GIVEN OR WITHHELD IN THE SOLE AND ABSOLUTE DISCRETION OF THE BOARD OF GOVERNORS.